ALLEGION REPORTS SECOND-QUARTER 2021 FINANCIAL RESULTS,
RAISES FULL-YEAR 2021 OUTLOOK

•Second-quarter 2021 net earnings per share (EPS) of $1.31, compared with 2020 EPS of $0.80; Second-quarter 2021 adjusted EPS of $1.32, up 43.5 percent compared with 2020 adjusted EPS of $0.92
•Second-quarter 2021 revenues of $746.9 million, up 26.7 percent compared to 2020 and up 23.8 percent on an organic basis
•Second-quarter 2021 operating margin of 19.5 percent, compared with 2020 operating margin of 16.4 percent; Adjusted operating margin of 19.6 percent, up 70 basis points compared with 2020 adjusted operation margin of 18.9 percent
•Raising outlook for 2021 full-year revenue growth to a range of 7 to 7.5 percent on a reported basis and 5.5 to 6 percent organically
•Raising full-year 2021 EPS outlook to a range of $5.15 to $5.30 and adjusted EPS outlook to a range of $5.25 to $5.40

DUBLIN (July 22, 2021) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second-quarter 2021 net revenues of $746.9 million and net earnings of $118.7 million, or $1.31 per share. Excluding charges related to restructuring and acquisition and integration, adjusted net earnings were $119.3 million, or $1.32 per share, up 43.5 percent when compared with second-quarter 2020 adjusted EPS of $0.92.

Second-quarter 2021 net revenues increased 26.7 percent when compared to the prior-year period (up 23.8 percent on an organic basis). The organic revenue increase was driven by strength in both the Allegion Americas and Allegion International businesses, buoyed by strong demand and the favorable comparable from last year’s COVID-related shutdowns. Reported revenues also reflect benefits from foreign currency that more than offset the impact of divestitures.

The Allegion Americas segment revenues increased 23.7 percent (up 22.9 percent on an organic basis). The non-residential business was up high-single digits percent and the residential business experienced growth in excess of 70 percent. The organic growth was driven by strong demand for residential do-it-yourself and new construction products, as well as an increase in spending on non-residential discretionary projects. It also reflects the comparative impact of lower volumes, in the same quarter in 2020, caused by COVID-related shutdowns.

The Allegion International segment revenues increased 36 percent (up 26.6 percent on an organic basis), reflecting strong growth across all its major geographies and businesses. The organic growth was driven by continued recovery in end markets and includes the impact of comparing against last year’s COVID-related shutdowns.

Second-quarter 2021 operating income was $145.4 million, an increase of $48.9 million or 50.7 percent compared to 2020. Adjusted operating income in second-quarter 2021 was $146.2 million, an increase of $35 million or 31.5 percent compared to 2020.

Second-quarter 2021 operating margin was 19.5 percent, compared with 16.4 percent in 2020. The adjusted operating margin in second-quarter 2021 was 19.6 percent, compared with 18.9 percent in 2020. The 70-basis-point increase in adjusted operating margin is attributable to volume leverage, cost control measures and continued benefits of restructuring actions in the Allegion International segment that offset higher inflation, increased investment spend, mix and the impacts from certain benefits and cost reductions realized in the prior year due to the COVID-19 pandemic that either did not recur or are returning to more normalized levels.

“I’m encouraged by the robust customer demand and solid results delivered by our business in the second quarter,” said David D. Petratis, Allegion chairman, president and CEO. “We continue to see the benefits of the newly formed Allegion International reporting segment, including Q2 growth in the core business, strong execution and focus. Our Allegion Americas business experienced continued strength in residential, and non-residential returned to growth, driven by retrofit, repair and small projects. I’m also pleased with the growth in electronics and the margin expansion our company delivered against macroeconomic challenges like increased commodity, freight and labor inflation, as well as shortages in parts and labor.”

Additional Items
Interest expense for second-quarter 2021 was $12.4 million, down from $13 million for second-quarter 2020.

Other income net for second-quarter 2021 was $3.2 million, compared to other income net of $4.4 million in the same period of 2020.

The company’s effective tax rate for second-quarter 2021 was 12.8 percent, compared with 16.2 percent in 2020. The company’s adjusted effective tax rate for second-quarter 2021 was 12.8 percent, compared with 17.1 percent in 2020.

Cash Flow and Liquidity
Year-to-date available cash flow for 2021 was $249.6 million, an increase of $146 million versus the prior year. The year-over-year increase in available cash flow is due to higher net earnings, improvements in net working capital and lower capital expenditures. The company ended second-quarter 2021 with cash and cash equivalents of $460.2 million, as well as total debt of $1,430.4 million.

Share Repurchases
During second-quarter 2021, the company repurchased approximately 0.4 million shares for approximately $50.1 million under its previously authorized share-repurchase program approved by the company's board of directors in February 2020.

2021 Outlook
The company is raising its full-year 2021 revenue outlook and now expects reported revenue growth of 7 to 7.5 percent and organic revenue growth of 5.5 to 6 percent, when compared with 2020, after excluding the expected impacts of divestitures and foreign currency movements.

The company is raising its full-year 2021 outlook for reported EPS to a range of $5.15 to $5.30 and raising adjusted EPS to a range of $5.25 to $5.40. Adjustments to 2021 EPS include estimated impacts of $0.10 per share for restructuring and acquisition and integration expenses. The outlook includes incremental investment of approximately $0.20 per share; assumes a full-year adjusted effective tax rate of approximately 12 percent; and assumes an average diluted share count for the full year of approximately 91 million shares.

The company is also raising its outlook for full-year available cash flow to approximately $490 to $510 million.

“Global macroeconomic indicators and construction indices continue to be positive, and demand has rebounded faster than anticipated,” Petratis added. “This heightened demand has led to global supply chain pressures that will temper the pace of recovery for the remainder of the year. We have stepped up our strategic investments and partnerships and believe those actions, paired with our demonstrated abilities in supply chain management, position us well to emerge from the pandemic strong as the market migrates to seamless access solutions.”

Conference Call Information
On Thursday, July 22, 2021, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.7 billion in revenue in 2020, and its security products are sold around the world.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the potential impacts of the global COVID-19 pandemic, the company's 2021 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2020, Form 10-Q for the quarters ended March 31, 2021, and June 30, 2021, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Net revenues	$746.9	$589.5	$1,441.2	$1,264.2
Cost of goods sold	426.4	342.9	823.3	724.5
Gross profit	320.5	246.6	617.9	539.7

Selling and administrative expenses	175.1	150.1	341.2	318.0
Impairment of goodwill and intangible assets	—	—	—	96.3
Operating income	145.4	96.5	276.7	125.4

Interest expense	12.4	13.0	24.7	25.9
Other income, net	(3.2)	(4.4)	(6.7)	(0.4)
Earnings before income taxes	136.2	87.9	258.7	99.9

Provision for income taxes	17.4	14.2	31.7	25.7
Net earnings	118.8	73.7	227.0	74.2

Less: Net earnings attributable to noncontrolling interests	0.1	—	0.3	0.1

Net earnings attributable to Allegion plc	$118.7	$73.7	$226.7	$74.1

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.32	$0.80	$2.51	$0.80

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.31	$0.80	$2.49	$0.80

Shares outstanding - basic	90.0	92.3	90.4	92.5
Shares outstanding - diluted	90.6	92.7	90.9	93.0

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$460.2	$480.4
Accounts and notes receivables, net	316.9	321.8
Inventories	310.0	283.1
Other current assets	57.1	53.9
Assets held for sale	—	5.8
Total current assets	1,144.2	1,145.0
Property, plant and equipment, net	286.8	294.9
Goodwill	810.8	819.0
Intangible assets, net	464.2	487.1
Other noncurrent assets	354.1	323.4
Total assets	$3,060.1	$3,069.4

LIABILITIES AND EQUITY
Accounts payable	$233.0	$220.4
Accrued expenses and other current liabilities	331.0	293.7
Short-term borrowings and current maturities of long-term debt	0.1	0.2
Liabilities held for sale	—	7.2
Total current liabilities	564.1	521.5
Long-term debt	1,430.3	1,429.4
Other noncurrent liabilities	278.3	285.9
Equity	787.4	832.6
Total liabilities and equity	$3,060.1	$3,069.4

ALLEGION PLC
Condensed and Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	Six months ended June 30,
	2021	2020
Operating Activities
Net earnings	$227.0	$74.2
Depreciation and amortization	41.9	39.7
Impairment of goodwill and intangible assets	—	96.3
Changes in assets and liabilities and other non-cash items	(1.4)	(82.2)
Net cash provided by operating activities	267.5	128.0

Investing Activities
Capital expenditures	(17.9)	(24.4)
Other investing activities, net	(0.8)	(6.2)
Net cash used in investing activities	(18.7)	(30.6)

Financing Activities
Short-term (repayments) borrowings, net	(0.1)	0.6
Dividends paid to ordinary shareholders	(64.6)	(58.7)
Repurchase of ordinary shares	(199.8)	(94.1)
Other financing activities, net	(0.6)	3.0
Net cash used in financing activities	(265.1)	(149.2)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.9)	(2.6)
Net decrease in cash, cash equivalents and restricted cash	(20.2)	(54.4)
Cash, cash equivalents and restricted cash - beginning of period	480.4	358.7
Cash, cash equivalents and restricted cash - end of period	$460.2	$304.3

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net revenues
Allegion Americas	$549.4	$444.3	$1,048.3	$956.4
Allegion International	197.5	145.2	392.9	307.8
Total net revenues	$746.9	$589.5	$1,441.2	$1,264.2

Operating income (loss)
Allegion Americas	$150.4	$120.8	$285.8	$267.4
Allegion International	18.1	(9.2)	33.5	(106.0)
Corporate unallocated	(23.1)	(15.1)	(42.6)	(36.0)
Total operating income	$145.4	$96.5	$276.7	$125.4

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, debt refinancing costs and charges related to the divestiture of businesses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended June 30, 2021				Three months ended June 30, 2020
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$746.9	$—		$746.9	$589.5	$—		$589.5

Operating income	145.4	0.8	(1)	146.2	96.5	14.7	(1)	111.2
Operating margin	19.5%			19.6%	16.4%			18.9%

Earnings before income taxes	136.2	0.8	(2)	137.0	87.9	14.7	(2)	102.6
Provision for income taxes	17.4	0.2	(3)	17.6	14.2	3.3	(3)	17.5
Effective income tax rate	12.8%			12.8%	16.2%			17.1%
Net earnings	118.8	0.6		119.4	73.7	11.4		85.1

Noncontrolling interests	0.1	—		0.1	—	—		—

Net earnings attributable to Allegion plc	$118.7	$0.6		$119.3	$73.7	$11.4		$85.1

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.31	$0.01		$1.32	$0.80	$0.12		$0.92

(1)Adjustments to operating income for the three months ended June 30, 2021, consist of $0.8 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the three months ended June 30, 2020, consist of $14.7 million of restructuring charges.
(2)Adjustments to earnings before income taxes for the three months ended June 30, 2021 and 2020, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended June 30, 2021 and 2020, consist of $0.2 million and $3.3 million, respectively, of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2021				Six months ended June 30, 2020
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,441.2	$—		$1,441.2	$1,264.2	$—		$1,264.2

Operating income	276.7	3.5	(1)	280.2	125.4	114.0	(1)	239.4
Operating margin	19.2%			19.4%	9.9%			18.9%

Earnings before income taxes	258.7	3.5	(2)	262.2	99.9	114.0	(2)	213.9
Provision for income taxes	31.7	1.3	(3)	33.0	25.7	5.6	(3)	31.3
Effective income tax rate	12.3%			12.6%	25.7%			14.6%
Net earnings	227.0	2.2		229.2	74.2	108.4		182.6

Noncontrolling interests	0.3	—		0.3	0.1	—		0.1

Net earnings attributable to Allegion plc	$226.7	$2.2		$228.9	$74.1	$108.4		$182.5

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$2.49	$0.03		$2.52	$0.80	$1.16		$1.96

(1)Adjustments to operating income for the six months ended June 30, 2021, consist of $3.5 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the six months ended June 30, 2020, consist primarily of $96.3 million of goodwill and intangible asset impairment charges, as well as $17.7 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the six months ended June 30, 2021 and 2020, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the six months ended June 30, 2021 and 2020, consist of $1.3 million and $5.6 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(In millions)

	Three months ended June 30, 2021		Three months ended June 30, 2020
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$549.4		$444.3

Operating income (GAAP)	$150.4	27.4%	$120.8	27.2%
Restructuring charges	—	—%	3.3	0.7%
Acquisition and integration costs	0.1	—%	—	—%
Adjusted operating income	150.5	27.4%	124.1	27.9%
Depreciation and amortization	8.8	1.6%	8.7	2.0%
Adjusted EBITDA	$159.3	29.0%	$132.8	29.9%

Allegion International
Net revenues (GAAP)	$197.5		$145.2

Operating income (loss) (GAAP)	$18.1	9.2%	$(9.2)	(6.3)%
Restructuring charges	0.4	0.2%	9.5	6.5%
Adjusted operating income	18.5	9.4%	0.3	0.2%
Depreciation and amortization	9.6	4.8%	9.3	6.4%
Adjusted EBITDA	$28.1	14.2%	$9.6	6.6%

Corporate
Operating loss (GAAP)	$(23.1)		$(15.1)
Restructuring charges	0.1		1.9
Acquisition and integration costs	0.2		—
Adjusted operating loss	(22.8)		(13.2)
Depreciation and amortization	1.2		1.1
Adjusted EBITDA	$(21.6)		$(12.1)

Total
Net revenues	$746.9		$589.5

Adjusted operating income	$146.2	19.6%	$111.2	18.9%
Depreciation and amortization	19.6	2.6%	19.1	3.2%
Adjusted EBITDA	$165.8	22.2%	$130.3	22.1%

	Six months ended June 30, 2021		Six months ended June 30, 2020
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$1,048.3		$956.4

Operating income (GAAP)	$285.8	27.3%	$267.4	28.0%
Restructuring charges	0.1	—%	3.3	0.3%
Acquisition and integration costs	0.1	—%	—	—%
Adjusted operating income	286.0	27.3%	270.7	28.3%
Depreciation and amortization	17.6	1.7%	17.2	1.8%
Adjusted EBITDA	$303.6	29.0%	$287.9	30.1%

Allegion International
Net revenues (GAAP)	$392.9		$307.8

Operating income (loss) (GAAP)	$33.5	8.5%	$(106.0)	(34.4)%
Restructuring charges	3.0	0.8%	11.7	3.8%
Impairment of goodwill and intangible assets	—	—%	96.3	31.2%
Adjusted operating income	36.5	9.3%	2.0	0.6%
Depreciation and amortization	19.7	5.0%	18.6	6.1%
Adjusted EBITDA	$56.2	14.3%	$20.6	6.7%

Corporate
Operating loss (GAAP)	$(42.6)		$(36.0)
Restructuring charges	0.1		1.9
Acquisition and integration costs	0.2		0.8
Adjusted operating loss	(42.3)		(33.3)
Depreciation and amortization	2.3		2.2
Adjusted EBITDA	$(40.0)		$(31.1)

Total
Net revenues	$1,441.2		$1,264.2

Adjusted operating income	$280.2	19.4%	$239.4	18.9%
Depreciation and amortization	39.6	2.8%	38.0	3.0%
Adjusted EBITDA	$319.8	22.2%	$277.4	21.9%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Six months ended June 30,
	2021	2020
Net cash provided by operating activities	$267.5	$128.0
Capital expenditures	(17.9)	(24.4)
Available cash flow	$249.6	$103.6

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net earnings (GAAP)	$118.8	$73.7	$227.0	$74.2
Provision for income taxes	17.4	14.2	31.7	25.7
Interest expense	12.4	13.0	24.7	25.9
Depreciation and amortization	19.6	19.1	39.6	38.0
EBITDA	168.2	120.0	323.0	163.8

Other income, net	(3.2)	(4.4)	(6.7)	(0.4)
Impairment of goodwill and intangible assets	—	—	—	96.3
Acquisition and integration costs and restructuring charges	0.8	14.7	3.5	17.7
Adjusted EBITDA	$165.8	$130.3	$319.8	$277.4

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Allegion Americas
Revenue growth (GAAP)	23.7%	(18.5)%	9.6%	(6.3)%
Divestitures	—%	0.3%	—%	0.4%
Currency translation effects	(0.8)%	0.1%	(0.5)%	0.1%
Organic growth (non-GAAP)	22.9%	(18.1)%	9.1%	(5.8)%

Allegion International
Revenue growth (GAAP)	36.0%	(22.0)%	27.6%	(15.9)%
Divestitures	3.2%	0.2%	2.3%	0.3%
Currency translation effects	(12.6)%	2.0%	(11.6)%	2.6%
Organic growth (non-GAAP)	26.6%	(19.8)%	18.3%	(13.0)%

Total
Revenue growth (GAAP)	26.7%	(19.4)%	14.0%	(8.8)%
Divestitures	0.8%	0.3%	0.6%	0.3%
Currency translation effects	(3.7)%	0.6%	(3.3)%	0.8%
Organic growth (non-GAAP)	23.8%	(18.5)%	11.3%	(7.7)%